UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    April 10, 2013

OPTIONABLE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51838 (Commission File Number)	52-2219407 (I.R.S. Employer Identification No.)

55 St. Marks Place, Suite 4 New York, NY 10003
(Address of principal executive offices) (zip code)

(914) 773-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement.

On April 10, 2013, Optionable, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Mark Nordlicht, a current stockholder of the Company (the “Subscriber”), pursuant to which the Company sold to the Subscriber an aggregate of 35,500,000 shares of the Company’s common stock, par value $.001 (the “Securities”), at a purchase price of $0.02 per share (the “Purchase Price”), for a total offering amount, before Offering related expenses, of $710,000 (the “Offering”). The Offering closed immediately following the execution and delivery of the Purchase Agreement by the Company and the Subscriber. After giving effect to the Offering, there are 83,833,128 shares of Common Stock outstanding and options to purchase an aggregate of 2,983,000 shares of Common Stock outstanding.

The foregoing description of the Purchase Agreement is a summary and is qualified in its entirety by reference to the form of Purchase Agreement attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 3.01     Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference. The Securities issued in the Offering were offered and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act and Regulation D thereunder (“Regulation D”). The Subscriber represented that it was an “accredited investor” as defined in Regulation D.

The Securities may not be offered or sold in the United States absent registration or exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, are an offer to sell or the solicitation of an offer to buy any shares of the Company’s Securities.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the closing of the Offering, Brad O’Sullivan, Matthew Katzeff, Ed O’Connor and Andrew Samaan resigned as directors of the Company, the number of directors constituting the Company’s full Board of Directors was reduced to two and Dov Rauchwerger and Neil Osrof were elected to fill the vacancies created by such resignations.

Dov Rauchwerger, age 36, founded in 2012, and continues to serve as the Managing Partner of, NLE Group LLC , a full service consumer merchandise wholesaler, distributor and reseller. From 2007-2012, he was Managing Partner of Northern Lights Electronics LLC. Mr. Rauchwerger graduated magna cum laude with a Bachelor of Arts degree from Queens College in May 1998.

Neil Osrof, age 46, founded For Sons Properties LLC, a full service residential real estate development company, where he has worked since 2012. He worked for Osrof Enterprises, Inc. from 2005-2011 as a Vice President. He has been involved in the real estate business since 1984.

There is no material plan, contract or arrangement (whether or not written) to which either director (and in the case of Mr. Rauchwerger, as either a director or officer) is a party or in which he or she participates that is entered into or material amendment in connection their appointments or any grant or award to either officer or modification thereto, under any such plan, contract or arrangement in connection with such appointments.

Neither director will serve on a committee of the Board of Directors as there are no established committees.

There is not any arrangement or understanding between either new director and any other persons pursuant to which either director was selected as a director.

In addition, effective upon the closing of the Offering, (i) Brad O’Sullivan and Matthew Katzeff resigned as officers of the Company, and (ii) Dov Rauchwerger was appointed the Chief Executive Officer and Chief Executive Officer of the Company.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits

10.1	Securities Purchase Agreement

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2013	Optionable, Inc.

By: /s/ Dov Rauchwerger
Dov Rauchwerger
CEO

EXHBIIT INDEX

Exhibit Number	Description

10.1	Securities Purchase Agreement